Exhibit 10.13

AVONDALE CAPITAL, LLC

297 Auto Mall Drive, Suite #4

St. George, Utah 84770

April 22, 2025

Founder Group Limited

Attn: Lee Seng Chi

No. 17, Jalan Astana 1B, Bandar Bukit Raja

41050 Klang, Selangor Darul Ehsan

Malaysia

Re: Securities Purchase Agreement between Founder Group Limited, a British Virgin Islands corporation (“Company”), and Avondale Capital, LLC, a Utah limited liability company (“Buyer”), dated April 22, 2025 (the “SPA”).

Dear Mr. Lee:

This letter agreement (this “Letter Agreement”) is entered into by and between Company and Buyer in connection with the SPA. The purpose of this Letter Agreement is to clarify Buyer’s purchase obligation pursuant to Section 1.8 of the SPA. Accordingly, Company and Buyer hereby agree as follows:

1. Pre-Paid Purchase #3. If the SEC determines that the Initial Registration Statement (as defined in the SPA) constitutes an “indirect primary offering,” the Company and Buyer agree that the Buyer shall have no obligation to purchase Pre-Paid Purchase #3 (as defined in the SPA) or any other Pre-Paid Purchases (as defined in the SPA) under the terms of the SPA. Notwithstanding the foregoing, provided that the Company registers the maximum number of Ordinary Shares allowed by the SEC while maintaining the qualification of the Initial Registration Statement as a “secondary offering,” the Buyer shall be obligated to purchase Pre-Paid Purchase #3, subject to the satisfaction of all conditions set forth in Section 1.8 of the SPA.

2. Conflict. In the event of a conflict between the terms and conditions contained in this Letter Agreement and those contained in the SPA, the terms and conditions contained herein shall control.

3. Governing Law; Venue. The internal laws of the State of Utah (irrespective of its choice of law principles) will govern the validity of this Letter Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. In the event of any claim or dispute arising hereunder, the parties consent to the jurisdiction and venue provisions set forth in the SPA.

4. Binding upon Successors and Assigns. This Letter Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Avondale Capital, LLC

April 22, 2025

5. Attorneys’ Fees. Should suit be brought to enforce or interpret any part of this Letter Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal).

6. Amendment and Waivers. Any term or provision of this Letter Agreement may be amended and the observance of any term of this Letter Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the parties hereto. The waiver by either party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

7. Entire Agreement. This Letter Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

8. Counterparts. This Letter Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original and all of which, taken together, shall constitute the same agreement. This Letter Agreement may be executed by facsimile or electronic signature, which shall be considered legally binding for all purposes.

9. Further Assurances. Each party to this Letter Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Letter Agreement.

10. Waiver of Jury Trial. EACH PARTY TO THIS LETTER AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS LETTER AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, ANY ADDITIONAL INVESTMENT DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, Company and Buyer have duly executed and delivered this Letter Agreement to be effective as of the date first set forth above.

BUYER:

Avondale Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

Founder Group Limited

By:	/s/ Lee Seng Chi
Lee Seng Chi, Chief Executive Officer

[Signature page to Letter Agreement]